UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2007
COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	0-51937	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
COMPASS GROUP DIVERSIFIED HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	0-51938	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Sixty One Wilton Road
Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events
Item 8.01 Other Events
     Compass Group Diversified Holdings LLC (the “Company”) and Compass Diversified Holdings (the “Trust” and, together with the Company, collectively “CODI,” “us” or “we”) acquires and manages small to middle market businesses in the ordinary course of its business. The following description relates to the recent acquisition of a business by CBS Personnel Holdings, Inc. (“CBS Personnel”), one of CODI’s subsidiary businesses.
Staffmark Investment LLC.
     On December 19, 2007, CODI announced that one of its majority-owned subsidiary businesses, CBS Personnel, entered into a Purchase Agreement (the “Purchase Agreement”) with Staffmark Holding LLC (the “Seller”), Staffmark Merger LLC, Staffmark Investment LLC (“Staffmark”), SF Holding Corp., and Stephens-SM LLC, to purchase all of the issued and outstanding capital stock of Staffmark (the “Acquisition”). Upon consummation of the acquisition, Staffmark will become a wholly-owned subsidiary of CBS Personnel. The purchase price for the Acquisition consists of the repayment of approximately $80 million of Staffmark debt and approximately $47.9 million of CBS Personnel common stock. Staffmark’s existing stockholders will retain approximately 29% of the equity, on a fully diluted basis, in CBS Personnel following the Acquisition. The parties have made customary representations, warranties and covenants in the Purchase Agreement, including, among others, that CBS Personnel and Staffmark will conduct their respective businesses in the ordinary course of business during the interim period between the execution of the Purchase Agreement and the closing of the Acquisition (the “Closing”), and that neither CBS Personnel nor Staffmark will engage in certain types of transactions during such period.
     Each party’s obligation to effect the Acquisition is subject to the fulfillment of certain conditions specified in the Purchase Agreement, including, among others, (i) the absence of any order prohibiting the Closing, (ii) subject to certain exceptions, the accuracy of representations and warranties of the other party and (iii) material compliance of the other party with its covenants. The Purchase Agreement may be terminated (i) at any time prior to the Closing by mutual written consent of the parties, (ii) by either CBS Personnel or Seller by written notice to the other if the Closing has not taken place on or before February 28, 2008, subject to certain exceptions and (iii) under other customary circumstances set forth in the Purchase Agreement.
     Staffmark is a leading provider of commercial staffing services in the United States. Staffmark provides staffing services in 29 states through 222 branches and on-site locations. The majority of Staffmark’s revenues are derived from light industrial staffing, with the balance of revenues derived from administrative and transportation staffing, permanent placement services and managed solutions. Similar to CBS Personnel, Staffmark is one of the largest privately held staffing companies in the United States.
     Compass Group Management LLC, our manager, is acting as an advisor to CBS Personnel in the transaction for which it will receive fees and expense payments totaling approximately $1.23 million.
     The foregoing brief description of the Purchase Agreement is not meant to be exhaustive and is qualified in its entirety by the Purchase Agreement itself, which is attached hereto as Exhibit 99.1.
Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
99.1	Purchase Agreement dated December 19, 2007, among CBS Personnel Holdings, Inc. and Staffing Holding LLC, Staffmark Merger LLC, Staffmark Investment LLC, SF Holding Corp., and Stephens-SM LLC

99.2	Press Release of the Company dated December 19, 2007 announcing the purchase of Staffmark stock.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2007	COMPASS DIVERSIFIED HOLDINGS
	By:	/s/ James J. Bottiglieri
James J. Bottiglieri
Regular Trustee

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2007	COMPASS GROUP DIVERSIFIED HOLDINGS LLC
	By:	/s/ James J. Bottiglieri
James J. Bottiglieri
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.
99.1	Purchase Agreement dated December 19, 2007, among CBS Personnel Holdings, Inc. and Stafing Holding LLC, Staffmark Merger LLC, Staffmark Investment LLC, SF Holding Corp., and Stephens-SM LLC

99.2	Press Release of the Company dated December 19, 2007 announcing the purchase of Staffmark stock.

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